Exhibit 99.1

Paramount Gold Announces Results of Feasibility Study

for the Grassy Mountain Gold Project

After-Tax NPV of $375M and IRR of 39% ($3,600/oz gold)

After-Tax NPV of $609M and IRR of 55% ($4,618/oz gold)

___________________________________________________________

Winnemucca, Nevada – May 28, 2026 – Paramount Gold Nevada Corp. (NYSE American: PZG) (“Paramount” or the “Company”) announced today the results of a Feasibility Study update prepared in accordance with S-K 1300 (the “Study”) for its 100% owned, high-grade Grassy Mountain Gold Project (“Grassy Mountain” or the “Project”) located in Malheur County, Oregon.

The Study updates the Company’s 2022 feasibility study and reflects current metal price assumptions, capital and operating cost estimates, and a revised mine plan. The economic analysis is based on assumed metal prices of $3,600 per ounce of gold and $48 per ounce of silver.

Total recoverable ounces of gold have increased 7% from 361,800 ounces to 385,800 ounces. The revised production schedule extends the Project’s mine life from 7.8 years to 9.3 years. The Study outlines significantly improved project economics, including an after-tax NPV (5%) of $374.7 million, an IRR of 38.9% and a payback period of 2.2 years, representing relative NPV and IRR increases of 228% and 72%, respectively, compared to the 2022 study.

The Study includes sensitivity analysis to higher commodity prices amongst other inputs. Assuming metal prices of $4,618 per ounce of gold and $74 per ounce of silver, the Project's after-tax NPV increases to $608.6 million, with an IRR of 55.4% and a payback period of 1.4 years.

The Project is planned as an underground operation with a relatively small surface footprint. Grassy Mountain received a positive Record of Decision from the Federal Bureau of Land Management along with the final Environmental Impact Statement in January 2026, representing a significant milestone in advancing the project toward a potential construction decision. State permitting is in the final stages, with approval expected in the second half of 2026.

KEY HIGHLIGHTS OF THE UPDATED FEASIBILITY STUDY

All amounts in U.S. dollars.

Project Economics (at base case $3,600 gold price)

•
After-tax NPV (5%): $374.7 million
•
After-tax IRR: 38.9%
•
Payback period: 2.2 years

Project Economics (at upside case $4,618 gold price)

•
After-tax NPV (5%): $608.6 million
•
After-tax IRR: 55.4%
•
Payback period: 1.4 years

Production Profile

•
Average annual gold production: 41,400 ounces
•
Average annual silver production: 51,500 ounces
•
Average gold mill head grade: 0.18 oz/ton (6.06 g/tonne)
•
Average gold recovery: 93%
•
Initial mine life: 9.3 years

Capital and Cost Structure

•
Initial capital expenditures: $189.8 million
•
Sustaining capital: $65.1 million
•
All-in sustaining costs (AISC) net of silver by-product credits: $1,442 per ounce of gold
o
Includes silver by-product credits based on average annual silver production of 51,500 ounces and an assumed silver price of $48 per ounce

Mineral Reserves and Mineral Resources

•
Proven and Probable gold mineral reserves of 405,000 ounces
•
Measured and Indicated gold mineral resources (inclusive of reserves) of 1.36 million ounces

Rachel Goldman, Chief Executive Officer of Paramount, stated:

“The updated Study allowed us to refine expected development costs and integrate industry-wide inflationary pressures. The strong projected returns at both the base case and upside case highlight Grassy Mountain’s significant leverage to today’s gold price environment and the resulting improvement in project economics. The Study also reflects a larger mineral inventory compared to our 2022 study, further underpinning the Project's long-term potential.

We remain focused on completing the remaining permitting steps to position the Project for a construction decision. Grassy Mountain represents a compelling near-term development opportunity, and we look forward to sharing further updates as we advance toward that milestone.”

The following table summarizes key metrics from the 2022 and 2026 feasibility studies, including an upside case at higher metal prices.

2022 and 2026 Feasibility Study Metrics

	2022 FS ($1,750/oz gold)	2026 FS Base Case ($3,600/oz gold)	2026 FS Upside Case† ($4,618/oz gold)
Project Economics
After-tax NPV (5%)	$114.1M	$374.7M	$608.6M

PARAMOUNT GOLD NEVADA CORP.

665 Anderson Street, Winnemucca, NV, USA, 89445 T: (844) 488-2233

After-tax IRR	22.5%	38.9%	55.4%
Payback period	3.3 years	2.2 years	1.4 years
Production Profile
Annual gold production	46.6 koz	41.4 koz
Annual silver production	54.5 koz	51.5 koz
Total recovered gold ounces	361.8 koz	385.8 koz
Total recovered silver ounces	424.8 koz	477.2 koz
Initial mine life	7.8 years	9.3 years
Capital and Cost Structure
Initial capital	$136.2M	$189.8M
Sustaining capital	$36.1M	$65.1M
Mining cost	$67.29/ton milled	$140.60/ton milled
Processing cost	$33.92/ton milled	$37.72/ton milled
G&A cost	$16.57/ton milled	$20.65/ton milled
Cash costs net of by-products*	$681/oz	$1,218/oz	$1,202/oz
All-in sustaining costs**	$815/oz	$1,442/oz	$1,425/oz

NOTES:

† Production and capital cost metrics are unchanged across both 2026 price cases.

* Cash costs consist of mining costs, processing costs, mine-level G&A, refining charges and royalties, net of by-product credits

** AISC includes cash costs plus sustaining capital and closure costs, net of silver by-product credits, at the project level. Corporate G&A is not included.

MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

The 2026 Feasibility Study reflects a larger mineral inventory compared to the 2022 Feasibility Study, with gold reserves of 405,000 ounces, silver reserves of 625,000 ounces, and measured and indicated gold mineral resources (inclusive of reserves) of 1.36 million ounces.

Gold and Silver Mineral Reserve Estimates (US Imperial)

	Tons (‘000s)	Grade (oz/ton Au)	Gold (‘000 oz)	Grade (oz/ton Ag)	Silver (‘000 oz)
Proven mineral reserves	299	0.167	50	0.256	77
Probable mineral reserves	1,908	0.186	355	0.287	548
Total Proven and Probable reserves	2,207	0.184	405	0.283	625

Gold and Silver Mineral Reserve Estimates (Metric)

PARAMOUNT GOLD NEVADA CORP.

665 Anderson Street, Winnemucca, NV, USA, 89445 T: (844) 488-2233

	Tonnes (‘000s)	Grade (g/tonne Au)	Gold (‘000 oz)	Grade (g/tonne Ag)	Silver (‘000 oz)
Proven mineral reserves	271	5.72	50	8.77	77
Probable mineral reserves	1,731	6.38	355	9.85	548
Total Proven and Probable reserves	2,002	6.29	405	9.70	625

NOTES:

•
Mineral reserves have an effective date of May 15, 2026.
•
Mineral Reserves are reported inside stope designs assuming drift-and-fill mining methods, and an economic net smelter return cutoff grade of $200.64 per ore ton ($221.17 per ore tonne) processed. The economic cut-off grade estimate uses a gold price of $2,750/oz, mining costs of $141.18/ton ($155.62/tonne) processed, surface re-handle costs of $0.22/ton ($0.24/tonne) processed, process costs of $39.09/ton ($43.09/tonne) processed, general and administrative costs of $20.15/ton ($22.21/tonne) processed, and refining costs of $6/oz Au recovered.
•
Metallurgical recovery utilizes the leach recovery schedule discussed in section 10 of the Technical Report Summary.
•
Mineralization that was either not classified or was assigned to Inferred Mineral Resources was set to waste.
•
A 1.5% NSR royalty is payable.
•
Rounding may result in apparent discrepancies between tons (tonnes), grade and contained metal content.

Gold and Silver Mineral Resource Estimates – Exclusive of Mineral Reserves (US Imperial)

	Tons (‘000s)	Grade (oz/ton Au)	Gold (‘000 oz)	Grade (oz/ton Ag)	Silver (‘000 oz)
Measured Mineral Resources	33,700	0.015	490	0.061	2,065
Indicated Mineral Resources	21,887	0.021	462	0.081	1,777
Measured + Indicated Mineral Resources	55,587	0.017	952	0.069	3,842
Inferred Mineral Resources	3,779	0.019	73	0.056	210

Gold and Silver Mineral Resource Estimates – Exclusive of Mineral Reserves (Metric)

Tonnes (‘000s)	Grade (g/Tonne Au)	Gold (‘000 oz)	Grade (g/Tonne Ag)	Silver (‘000 oz)

PARAMOUNT GOLD NEVADA CORP.

665 Anderson Street, Winnemucca, NV, USA, 89445 T: (844) 488-2233

Measured Mineral Resources	30,572	0.50	490	2.10	2,065
Indicated Mineral Resources	19,856	0.72	462	2.78	1,777
Measured + Indicated Mineral Resources	50,428	0.59	952	2.37	3,842
Inferred Mineral Resources	3,428	0.65	73	1.92	210

NOTES:

•
RESPEC is the qualified person firm responsible for the mineral resources estimate.
•
Mineral resources are comprised of all model blocks at a 0.008 oz/ton AuEq (0.27 g/tonne AuEq) cut-off that lie within an optimized pit plus blocks at a 0.070 oz/ton AuEq (2.40 g/tonne AuEq) cut-off that lie outside of the optimized pit.
•
oz/ton AuEq (gold equivalent grade) = oz/ton Au + (oz/ton Ag ÷ 129).
•
Mineral resources summarized in the table immediately above are reported exclusive of the mineral resources converted to mineral reserves. The Mineral Resource includes inferred mineral resources that are considered too speculative geologically to have modifying factors applied to them that would enable them to be categorized as Mineral Reserves, and there is no certainty that this economic assessment will be realized.
•
Mineral resources potentially amenable to open pit mining methods are reported using a gold price of $3,100/oz, a silver price of $34/oz, a throughput rate of 5,000 tons/day, assumed metallurgical recoveries of 80% for Au and 60% for Ag, mining costs of $3.14/ton ($3.46/tonne) mined, processing costs of $16.33/ton ($18.00/tonne) processed, general and administrative costs of $2.79/ton ($3.08/tonne) processed, and refining costs of $5.00/oz Au and $0.50/oz Ag produced. Mineral resources potentially amenable to underground mining methods are reported using a gold price of $3,100/oz, a silver price of $34/oz, a throughput rate of 5,000 tons/day, assumed metallurgical recoveries of 92.8% gold equivalent, mining costs of $141.18/ton ($155.62/tonne) mined, processing costs of $39.09/ton ($43.09/tonne) processed, general and administrative costs of $20.15/ton ($22.21/tonne) processed, and refining costs of $5.00/oz gold equivalent produced.
•
The effective date of the estimate is February 28, 2026.
•
Rounding may result in apparent discrepancies between tons, grade and contained metal content.

The updated S-K 1300 Technical Report Summary for the Grassy Mountain Gold Project will be available on the Company’s website and be filed with the U.S. Securities and Exchange Commission on Form 8-K and will also be filed with the Company’s next Annual Report on Form 10-K.

Qualified Persons

The updated S-K 1300 Technical Report Summary was prepared by Ausenco Engineering Canada ULC (“Ausenco”) as the lead author, with contributions from independent Qualified Persons from RESPEC Company LLC (“RESPEC”), WSP USA Inc. (“WSP”), SLR International Corporation (“SLR”), and Geotechnical Mine Solutions Inc. (“GMS”).

The scientific and technical information from the technical report summary and contained in this news release has been reviewed and verified by the QPs of Ausenco (processing, infrastructure, costs, financial analysis and overall report coordination), RESPEC (mining, mineral resources and mineral reserves), WSP (tailings storage facility), SLR (reclamation and environmental), and GMS (geotechnical), each of whom is independent of Paramount Gold Nevada Corp. within the meaning of S-K 1300.

PARAMOUNT GOLD NEVADA CORP.

665 Anderson Street, Winnemucca, NV, USA, 89445 T: (844) 488-2233

About Paramount Gold Nevada Corp.

Paramount Gold Nevada Corp. is a U.S.-focused exploration and development company advancing a portfolio of high-quality gold assets. The Company holds a 100% interest in approximately 50,000 acres across its portfolio, including the Grassy Mountain and Sleeper projects.

Grassy Mountain is an advanced-stage development project in Malheur County, Oregon. Sleeper is a past-producing development project in Humboldt County, northern Nevada, one of the world’s premier mining jurisdictions, with a large, highly prospective land position.

About Ausenco

Ausenco is a global engineering, consulting and project delivery firm built for the minerals and metals industry. With three decades of global experience, Ausenco works alongside clients to navigate complex challenges from first study to final closure—across every phase, on five continents. Deeply rooted in the minerals and metals industry, their people combine technical depth, hands-on expertise, and hard-earned insight to deliver practical, forward-thinking solutions that reduce risk and unlock value. (www.ausenco.com).

For further information, please contact:

Rachel Goldman

CEO and Director

rachel@paramountnevada.com

844.488.2233

Investor Relations

IR@paramountnevada.com

844.488.2233

Safe Harbor for Forward-Looking Statements

This release and related documents may include "forward-looking statements" and “forward-looking information” (collectively, “forward-looking statements”) pursuant to applicable United States and Canadian securities laws. Paramount’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Words such as "believes," "plans," "anticipates," "expects," “may,” “continue,” “intend,” "estimates," “potential,” “budget,” “scheduled,” “project,” and similar expressions, or the negatives of, such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, are intended to identify forward-looking statements, although these words may not be present in all forward-looking statements. Forward-looking statements included in this news release include, without limitation, statements with respect to the timing and success of the permitting of the Grassy Mountain Gold Project and the Sleeper Gold Project, and the anticipated results of the Sleeper Initial Assessment. Forward-looking

PARAMOUNT GOLD NEVADA CORP.

665 Anderson Street, Winnemucca, NV, USA, 89445 T: (844) 488-2233

statements are based on the reasonable assumptions, estimates, analyses and opinions of management made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: the conclusions made in the feasibility study for the Grassy Mountain Gold Project (the “FS”); the quantity and grade of resources included in resource estimates; the accuracy and achievability of projections included in the FS; Paramount’s ability to carry on exploration and development activities, including construction; the timely receipt of required approvals and permits; the price of silver, gold and other metals; prices for key mining supplies, including labor costs and consumables, remaining consistent with current expectations; work meeting expectations and being consistent with estimates and plant, equipment and processes operating as anticipated. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: uncertainties involving interpretation of drilling results; environmental matters; the ability to obtain required permitting; equipment breakdown or disruptions; additional financing requirements; the completion of a definitive feasibility study for the Sleeper Gold Project; discrepancies between actual and estimated mineral reserves and mineral resources, between actual and estimated development and operating costs, between actual and estimated timing of production and development, between estimated and actual production; and the other factors described in Paramount’s disclosures as filed with the U.S. Securities and Exchange Commission, and the Ontario, British Columbia and Alberta Securities Commissions.

Please see “Risks Factors” in the Form 10-K filed by Paramount for the fiscal year ended June 30, 2025, for more information regarding risks pertaining to the Company, which is available on EDGAR at www.sec.gov/edgar. Readers are encouraged to carefully review these risk factors as well as the Company’s other filings with the U.S. Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date of this press release or as of the dates specified in such statements. Except as required by applicable law, Paramount disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

PARAMOUNT GOLD NEVADA CORP.

665 Anderson Street, Winnemucca, NV, USA, 89445 T: (844) 488-2233